Exhibit 99.1

Yukon Gold Announces Option Assignment of its Mount Hinton Property

Toronto, Canada, May 21, 2009, Yukon Gold Corporation, Inc. (“Yukon Gold” or the "Company") (TSX: YK) (OTCBB: YGDC) (Frankfurt: W8Y) is announcing today that it has sold to “The Hinton Syndicate” all of its rights, title and interest in the Mount Hinton Property for consideration of: (i) One Hundred and Twenty-Five Thousand Canadian Dollars (CDN$125,000) paid upon closing of this transaction (the “Closing”) and (ii) a 2% “NSR” on the Mount Hinton Property. The 2% NSR may be terminated at any time following closing by payment to Yukon Gold of an “NSR Buy-Out Payment”. The “NSR Buy-Out Payment” is structured over several years increasing in value from a minimum of $CDN115,000 and by $CDN25,000 per year until the buy-out is completed.

Yukon Gold has assigned a work permit (Approval #LQ00242) to Mr. Richard Ewing, a member of “The Hinton Syndicate” and Mr. Ewing agreed to accept such assignment and reclamation and closure plan responsibilities that run with the work permit. Yukon Gold and its subsidiary have no further obligations of any kind under the terms of the assignment.

Yukon Gold would like to thank “The Hinton Syndicate” for their efforts in negotiating this agreement.

About Yukon Gold

Yukon Gold Corporation, Inc. (Yukon Gold) explores and develops mining properties with a commitment to moving projects towards production. Currently there are 40.5M of the Company’s common shares outstanding.

FOR FURTHER INFORMATION PLEASE CONTACT:
Yukon Gold Corporation, Inc.
Cletus Ryan, VP Corporate Development
416-865-9869 or 1-800-295-0671 x12
Email: cryan@yukongoldcorp.com
Website: www.yukongoldcorp.com

FORWARD-LOOKING STATEMENTS: This news release contains certain "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur.

Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns or unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.

Cautionary Note to US Investors – The United States Securities and Exchange Commission (SEC) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. The reader is cautioned that the terms “resource,” “indicated” and “inferred” are not terms recognized by SEC guidelines for disclosure of mineral properties. Generally, “indicated” and “inferred” estimates do not rise to the level of certainty required by SEC guidelines. The mineralized material described above is not considered a “reserve” as that term is used in the mining industry and in SEC disclosure guidelines. The Company must undertake a feasibility study before it can estimate the value of the Marg Deposit. U.S. investors are urged to consider closely the disclosure in our Form 10-KSB, File No. 000-51068. You can review and obtain copies of these filings from the SEC’s website at http://www.sec.gov/edgar.shtml.